Exhibit 10.12

AMENDMENT NO. 2 TO

GLOBAL BIOLIFE, INC.

STOCKHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 2 (“this Amendment”) dated as of this _____ day of August 2020, amending that certain Stockholders Agreement, dated April 26, 2018 (the “Stockholders’ Agreement”) as amended on May 22, 2018 is entered into by and among Global BioLife, Inc. a Nevada corporation (the “Company”) and Global BioMedical, Inc., Holista Colltech Limited, and GRDG Sciences, LLC (each a “Stockholder” and collective, the “Stockholders”).

WHEREAS, the Company and the Stockholders wish to amend and supplement certain sections of the Stockholders’ Agreement;

NOW, THEREFORE, on the basis of the mutual covenants and agreements made herein, which are expressly deemed to constitute adequate and sufficient consideration in all respects, the parties hereto hereby agree as follows:

1.	Intellectual Property Rights. The Company and the Stockholders hereby agree to waive the obligations of GRDG Sciences, LLC set forth in Section 9.4 of the Stockholders’ Agreement to contribute any further inventions, discoveries or other items of intellectual property developed by GRDG Sciences, LLC during the term of the Stockholders’ Agreement subsequent to the date hereof, except for any invention, discovery or other items of intellectual property which is directly related to, or necessary for the sale, licensing or further development of intellectual property owned by the Company as of the date hereof. For purposes of clarity, the existing intellectual property of the Company is enumerated on Exhibit A hereto (the “Existing Intellectual Property”). The obligations of GRDG Sciences, LLC relating to the Existing Intellectual Property of the Company shall remain unchanged. The Company and the Stockholders hereby agree that effective as of the date hereof, the Board has affirmatively decided not to pursue the development and commercialization of any new project, discovery or invention of GRDG Sciences, LLC.

2.	No Other Modifications. Except as specifically set forth herein, all terms and conditions of the Stockholders’ Agreement, as amended, shall remain unchanged and in full force and effect.

3.	Successors and Assigns. This Amendment shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

4.	No Strict Construction. The parties hereto jointly participated in the negotiation and drafting of this Amendment. The language used in this Amendment shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, this Amendment shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any party hereto.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of laws principles thereof.

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AMENDMENT NO. 2 TO GLOBAL BIOLIFE, INC. STOCKHOLDERS’ AGREEMENT

6.	Counterparts. This Amendment may be executed in any number of counterparts (including by fax or any other means of electronic transmission each of which will be an original for all purposes), and all of which taken together shall constitute one and the same instrument.

[Signature Pages Follow]

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AMENDMENT NO. 2 TO GLOBAL BIOLIFE, INC. STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this amendment No. 2 to the Stockholders’ Agreement as of the date first set forth above.

COMPANY:

GLOBAL BIOLIFE, INC.,
A NEVADA CORPORATION

By:
Name:	Chan Heng Fai Ambrose
Title:	Chairman, President and Director

STOCKHOLDERS:

GLOBAL BIOMEDICAL., INC.,
A NEVADA CORPORATION

By:
Name:	Chan Heng Fai Ambrose
Title:	Chairman, President and Director

HOLISTA COLLTECH LIMITED,
A AUSTRALIAN LIMITED COMPANY

By:
Name:	Rajen Manicua
Title:	CEO

CRDG SCIENCES, LLC,
A FLORIDA LIMITED LIABILITY COMPANY

By:
Name:
Title: